Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                                 Statement to Certificateholders
                                                 August 15 2000

        DISTRIBUTION IN DOLLARS
             ORIGINAL              PRIOR                                                                                CURRENT
             FACE                PRINCIPAL                                                      REALIZED    DEFERRED    PRINCIPAL
CLASS        VALUE                BALANCE        PRINCIPAL       INTEREST           TOTAL         LOSES     INTEREST    BALANCE

A1           357,735,172.00    102,552,553.00  5,000,263.54      567,233.13      5,567,496.67     0.00        0.00    97,552,289.46
A2            40,000,000.00     11,466,868.33    559,102.25       62,812.96        621,915.21     0.00        0.00    10,907,766.08
R                      0.00              0.00          0.00      467,518.52        467,518.52     0.00        0.00             0.00
TOTALS       397,735,172.00    114,019,421.33  5,559,365.790   1,097,564.61      6,656,930.40     0.00        0.00   108,460,055.54

SI             8,117,044.50     38,336,599.51          0.00      314,912.80     -1,931,174.84    1,983.20     0.00    40,580,703.95

    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                          PASS-THROUGH RATES
                PRIOR                                                           CURRENT              CURRENT
                PRINCIPAL                                                      PRINCIPAL   CLASS    PASS THRU
CLASS           FACTOR           PRINCIPAL      INTEREST         TOTAL          FACTOR                 RATE

A1            286.67170865      13.97755639    1.58562304     15.56317943    272.69415225  A1        6.866250%
A2            286.67170825      13.97755625    1.57032400     15.54788025    272.69415200  A2        6.800000%
TOTALS        286.67170861      13.97755638    2.75953621     16.73709259    272.69415223

SI          4,722.97515555        .00000000   38.79648559   -237.91600995  4,999.44332571  SI         .000000%

IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:

Matthew  Duncan
The Chase Manhattan Bank - Structured Finance Services
450 West 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-8651
Fax: 212) 946-8302
Email: Matthew.Duncan@Chase.com

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                                                  August 15 2000

Sec. 4.01(i)            Principal Collections recieved during the Collection Period            5,666,685.63
                        Interest Collections recieved during the Collection Period             1,332,507.85
                        Additional Draw Amount                                                   113,333.71

Sec. 4.01(iii)          Floating Allocation Percentage                                           75.168142%
                        Fixed Allocation Percentage                                              98.000000%

Sec. 4.01(iv)           Investor Certificate Interest Collections                                953,267.78
Sec. 4.01(v)            Investor Certificate Principal Collections                             5,553,351.92

Sec. 4.01(vi)           Seller Interest Collections                                              314,912.80
                        Seller Principal Collections                                             113,333.71

Sec. 4.01(xi)           Accelerated Principal Distribution Amount                                     10.55
                        Accelerated Principal Distribution Amount Actually Distributed                10.55

Sec. 4.01(xiii)         Amount Required to be Paid by Seller                                           0.00
                        Amount Required to be Paid by Servicer                                         0.00

Sec. 4.01(xiv)          Servicing Fee                                                             64,327.27
                        Accrued and Unpaid Servicing Fees                                              0.00

Sec. 4.01(xv)           Liquidation Loss Amounts (Net of Charge Off Amounts)                       5,993.77
                        Charge Off Amounts                                                         1,992.75
                        Charge Off Amounts allocable to Investor Certificateholders                    0.00

Sec. 4.01(xvi)          Pool Balance as of end of preceding Collection Period                154,385,445.92
                        Pool Balance as of end of second preceding Collection Period         157,126,558.86

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 3
Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                                                  August 15 2000

Sec. 4.01(xvii)         Invested Amount                                                      110,483,302.67


Sec. 4.01(xxi)          Has a Rapid Amortization Event Ocurred?                                         YES

Sec. 4.01(xxii)         Has an Event of Default Ocurred?                                                 NO

Sec. 4.01(xxiii)        Amount Distributed to Credit Enhancer per 5.01(a)(1)                       5,875.25
                        Amount Distributed to Credit Enhancer per 5.01(a)(6)                           0.00
                        Unreimbursed Amounts Due to Credit Enhancer                                    0.00

Sec. 4.01(xxiv)         Guaranteed Principal Distribution Amount                                       0.00

Sec. 4.01(xxv)          Credit Enhancement Draw Amount                                                 0.00

Sec. 4.01(xxvi)         Amount Distributed to Seller per 5.01(a)(10)                             467,518.52

Sec. 4.01(xxvii)        Maximum Rate                                                                9.6003%
                        Weighted Average Net Loan Rate                                              9.6003%

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                                                  August 15 2000

Sec. 4.01(xxviii)       Minimum Seller Interest                                                3,019,137.23

Sec. 4.01(xxix)         Required Servicer Advance                                                      0.00
                        Unreimbursed Required Servicer Advance                                         0.00
                        Required Servicer Advance Reimbursement                                        0.00

Sec. 4.01(xxx)          Spread Account Requirement                                             1,163,282.80
                        Amount on deposit in the Spread Account (Ending Balance)               1,163,282.80
                        Spread Account Deposit                                                     7,254.30
                        Spread Account Withdrawal                                                156,185.93

                                       Delinquencies
                            Group 1
                                                        Principal
                            Period           Number       Balance        Percentage
                           31-60 days            56    1,593,248.16           1.06%
                           61-90 days             7      153,691.28           0.10%
                           91-120 days            3       68,394.29           0.05%
                           121+days              13      349,226.98           0.23%
                            Total                79    2,164,560.71           1.44%

                                       Loans in Foreclosure
                            Group 1
                                        Principal
                            Number      Balance         Percentage
                                 0              .00           0.00%

                                       Loans in REO

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 5
Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                                                  August 15 2000

                          Group 1
                                               Principal
                          Number               Balance                Percentage
                               0                     .00                   0.00%

                          REO PROPERTY
                          DATE BE-             LOAN                   PRINCIPAL
                          COME REO             NUMBER                 BALANCE

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION